EXHIBIT 99.1

SUCAMPO ANNOUNCES RESULTS OF TENDER OFFER FOR R-TECH UENO

Tender Achieves Threshold and Tender Offer Period Concludes

Acquisition Expected to Close This Quarter

BETHESDA, Md., Oct. 14, 2015 (GLOBE NEWSWIRE) -- Sucampo Pharmaceuticals, Inc. (Sucampo) (NASDAQ:SCMP), a global biopharmaceutical company, today announced the results of its tender offer in Japan by Sucampo's Japanese subsidiary to purchase up to 56% of the outstanding shares of common stock of R-Tech Ueno (TSE:4573:JP) for JPY 1,900 per share.

The tender offer agent has advised Sucampo that, as of the expiration of the tender offer at 3:30 p.m. Japanese Standard Time on October 13, 2015, a total of 10,262,903 shares and 318,400 stock acquisition rights of R-Tech Ueno common stock had been validly tendered and not withdrawn, representing approximately 54% of R-Tech Ueno's outstanding shares. All shares that were validly tendered and not withdrawn during the initial offering period have been accepted for payment and funds are expected to be distributed starting on October 20, 2015.

As previously announced, Sucampo has entered into agreement with R-Tech Ueno's founders and a related entity to acquire an additional 44% of R-Tech Ueno shares for JPY 1,400 per share. The closing of this share purchase is conditioned on the settlement of the tender offer. Sucampo expects to complete this share purchase on October 20, 2015. At that point, Sucampo will control approximately 98% of R-Tech Ueno shares.

Following closing of the share purchase agreement with the founders, Sucampo intends to acquire all remaining outstanding shares of R-Tech Ueno through a squeeze-out process under Japanese law. Sucampo continues to expect to close the acquisition in the fourth quarter of 2015.

About Sucampo Pharmaceuticals, Inc.

Sucampo Pharmaceuticals, Inc. is focused on the development and commercialization of medicines that meet major unmet medical needs of patients worldwide. Sucampo has one marketed product – AMITIZA – and a pipeline of product candidates in clinical development. A global company, Sucampo is headquartered in Bethesda, Maryland, and has operations in Japan, Switzerland and the U.K. For more information, please visit www.sucampo.com.

The Sucampo logo and the tagline, The Science of Innovation, are registered trademarks of Sucampo AG. AMITIZA is a registered trademark of Sucampo AG.

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Sucampo Forward-Looking Statement

This press release contains "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and involve risks and uncertainties, which may cause results to differ materially from those set forth in the statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the risk that conditions to closing are not satisfied, risks arising from the potential delay in closing, risks relating to Sucampo's financing for the acquisition, and risks related to the squeeze-out of minority stockholders under Japanese law.

No forward-looking statement can be guaranteed and actual results may differ materially from those projected. Sucampo undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. Forward-looking statements in this presentation should be evaluated together with the many uncertainties that affect Sucampo's business, particularly those mentioned in the risk factors and cautionary statements in Sucampo's most recent Form 10-K as filed with the Securities and Exchange Commission on March 9, 2015 as well as its filings with the Securities and Exchange Commission on Forms 8-K and 10-Q since the filing of the Form 10-K, all of which Sucampo incorporates by reference.

CONTACT: Sucampo Pharmaceuticals, Inc.

Silvia Taylor

Senior Vice President,

Investor Relations and Corporate Affairs

1-240-223-3718

staylor@sucampo.com

Sucampo Pharmaceuticals, Inc.